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                                  EXHIBIT 99.3

                                  SALTON, INC.

                                   LETTER TO
                     DEPOSITORY TRUST COMPANY PARTICIPANTS

                                      FOR
                           TENDER OF ALL OUTSTANDING
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2008
                                IN EXCHANGE FOR
                  12 1/4% SENIOR SUBORDINATED NOTES DUE 2008,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


             -----------------------------------------------------
      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
      ___________________, 2001. UNLESS EXTENDED (THE "EXPIRATION DATE").
             -----------------------------------------------------
         PRIVATE NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
           AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE
                   BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

                   TO DEPOSITORY TRUST COMPANY PARTICIPANTS:

   WE ARE ENCLOSING HEREWITH THE MATERIAL LISTED BELOW RELATING TO THE OFFER
      BY SALTON, INC., A DELAWARE CORPORATION (THE "COMPANY"), TO EXCHANGE
                   ITS 12 1/4% SENIOR SUBORDINATED NOTES (THE
                 "EXCHANGE NOTES"), WHICH HAVE BEEN REGISTERED
               UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
  "SECURITIES ACT"), FOR A LIKE PRINCIPAL AMOUNT OF ITS ISSUED AND OUTSTANDING
         12 1/4% SENIOR SUBORDINATED NOTES (THE "PRIVATE NOTES"), UPON
 THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE COMPANY'S PROSPECTUS,
  DATED _________________, 2001, AND THE RELATED LETTER OF TRANSMITTAL (WHICH
                   TOGETHER CONSTITUTE THE "EXCHANGE OFFER").

            ENCLOSED HEREWITH ARE COPIES OF THE FOLLOWING DOCUMENTS:

                 1. PROSPECTUS DATED __________________, 2001;

      2. LETTER OF TRANSMITTAL (TOGETHER WITH ACCOMPANYING SUBSTITUTE FORM
                                W-9 GUIDELINES);

                     3. NOTICE OF GUARANTEED DELIVERY; AND

        4. LETTER THAT MAY BE SENT TO YOUR CLIENTS FOR WHOSE ACCOUNT YOU
             HOLD PRIVATE NOTES IN YOUR NAME OR IN THE NAME OF YOUR
            NOMINEE, WITH SPACE PROVIDED FOR OBTAINING SUCH CLIENT'S
                 INSTRUCTION WITH REGARD TO THE EXCHANGE OFFER.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

     The minimum permitted tender is $1,000 in principal amount of 12 1/4% Senior Subordinated Notes due 2008. All other tenders must be integral multiples of $1,000.



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     Pursuant to the Letter of Transmittal, each holder of Private Notes will represent to the Company that (i) the Exchange Notes to be acquired by the undersigned in exchange for the Private Notes tendered hereby and any beneficial owner(s) of such Private Notes in connection with the Exchange Offer will be acquired by the undersigned and such beneficial owner(s) in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such beneficial owner is engaged in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution within the meaning of the Securities Act of the Exchange Notes, (iii) the undersigned and each beneficial owner acknowledge and agree that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the undersigned and each beneficial owner understand that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Private Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) neither the undersigned nor any beneficial owner is an "affiliate," as defined under Rule 405 under the Securities Act, of the Company. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intent to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, it represents that the Private Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Private Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Private Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Private Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                           Very truly yours,